Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
INFOCROSSING, INC.
Pursuant to the Offer to Purchase Dated August 17, 2007
of
ROXY ACQUISITION CORP.,
an indirect wholly-owned subsidiary of
WIPRO LIMITED

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Infocrossing, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer to Purchase is:

Continental Stock Transfer & Trust Company

By Mail or Overnight Courier:	By Facsimile Transmission (for eligible institutions only):	By Hand:
Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
Attention: Reorganization Department	Attention: Reorganization Department	Attention: Reorganization Department
17 Battery Place 8th Flr	Facsimile: (212) 616-7610	17 Battery Place 8th Flr
New York, NY 10004	Confirm by phone: (212) 509-4000	New York, NY 10004
extension 536

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐  CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Roxy Acquisition Corp., a Delaware corporation (the “Offeror”) and an indirect wholly-owned subsidiary of Wipro Limited, a corporation organized under the laws of India (the “Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 17, 2007 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,            shares of common stock, par value $0.01 per share (the “Shares”), of Infocrossing, Inc., a Delaware corporation (the “Company”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated August 6, 2007, by and among the Offeror, the Parent and the Company.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer:

Name of Tendering Institution
(Zip Code)

Account Number

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) New York Stock Exchange trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)

Dated:                     , 2007

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